                        HOUSTON INDUSTRIES INCORPORATED
                                   EXHIBIT 21

                                                                      Exhibit 21


                          SUBSIDIARIES OF THE COMPANY*


                NAME                                                            JURISDICTION
------------------------------------------                                      ------------
Houston Lighting & Power Company                                                       Texas

Houston Industries (Delaware) Incorporated                                             Delaware

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*The names of certain subsidiaries of the Company are omitted pursuant to Item
601(b)(21)(ii) of Regulation S-K.